                                                                    EXHIBIT 10.1

                   [PRIMUS ASSET MANAGEMENT, INC. LETTERHEAD]

April 1, 2007

Mr. Charles Truett
[Address Redacted]

Dear Charley:

This Engagement Letter sets forth the terms and conditions of your engagement with Primus Asset Management, Inc. (the "Company").

1.    Engagement. You agree to be engaged, and the Company agrees to engage you, during the period commencing April 1, 2007 (the "Effective Date") and ending on
March 31, 2008. Such period is referred to as the "Term".

2.    Scope of Engagement. You will assist the CEO and the Company in connection with the issues with which you were involved while employed by the Company and, more generally, its investment grade strategies, as mutually agreed to by you and the CEO. All services may be provided by you at a place of your selection;
you will have no obligation to come to the Company's offices.

3.    Fees. In consideration of your engagement with the Company, you will be paid $100,000 on or about April 1, 2007, $100,000 on or about October 1, 2007 and $100,000 on or about March 1, 2008.

4.    Independent Contractor. You acknowledge that you are an independent contractor of the Company, not an employee, and as such (i) you have no authority to bind the Company or any of its affiliates, (ii) you are not entitled to participate in any benefit plans, programs, vesting benefits or arrangements offered, or which may in the future be provided, by the Company (or its affiliates) to its employees, (iii) you are responsible for your own taxes and the Company will not withhold any taxes or pay any taxes on your behalf, and
(iv) subject to Section 6 below, you are free to engage in other business activities and may offer your services to other companies, organizations or individuals.

5.    Termination of Engagement. Your engagement will terminate upon expiration of the Term, unless mutually otherwise agreed.

6.    Restrictive Covenants.

      (a)   Non-Competition; Non-Solicitation. During the Term, you will not directly or indirectly, (i) engage in any activity on behalf of any business or enterprise that competes with

the Company or its affiliates (collectively, the "Group"); (ii) contact any of the Group's clients or customers for the purpose of soliciting business that competes with any activity engaged in by the Group; or (iii) solicit any individual who is an employee of the Group to terminate his or her employment with the Group.

      (b)   Trade Secrets and Confidential Information. You agree that all trade secrets or other confidential information relating to the Group obtained by you shall be considered confidential and the proprietary information of the Group.
You shall not, either during or after the Term, use or disclose, or authorize any other person or entity to use or disclose, any trade secrets or other confidential information.

      (c)   Discoveries and Works. All discoveries and works initiated, made or conceived by you, during your engagement by the Company, whether alone or in conjunction with others, that relate to the activities of the Group shall be owned exclusively by the Group, and you hereby assign to the Group all right, title and interest you may have or acquire in all such discoveries and works.

      (d)   Remedies. You agree that the Group's remedies at law for any breach by you of any of the provisions of this Section 6 will be inadequate, and that, in addition to any other remedy to which the Group may be entitled at law or in equity, the Group shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining order or orders to prevent breaches of the provisions of this Section 6 and to enforce specifically the terms and provisions hereof, in each case without the need to post any security or bond and without the requirement to prove that monetary damages would be difficult to calculate and that remedies at law would be inadequate. Nothing herein contained shall be construed as prohibiting the Group from pursuing, in addition, any other remedies available to the Group for such breach.

7.    Governing Law. The terms of this Engagement Letter, and any action arising hereunder, shall be governed by and construed in accordance with the laws of the
State of New York applicable to contracts made and to be performed entirely within the State.

8.    Waiver. This Engagement Letter may not be released, changed or modified in any manner, except by an instrument in writing signed by you and the Company.
The failure of either party to enforce any of the provisions of this Engagement
Letter shall in no way be construed to be a waiver of any such provision. No waiver of any breach of this Engagement Letter shall be held to be a waiver of any other or subsequent breach.

9.    Assignment. This Engagement Letter is personal to you. You shall not assign this Engagement Letter or any of your rights and/or obligations under this Engagement Letter to any other person. The Company may, without your consent, assign this Engagement Letter to any successor to its business.

10.   No Conflicts. You represent and warrant to the Company that your acceptance of this engagement and the performance of your duties for the Company will not conflict with or result in a violation or breach of, or constitute a default under any contract, agreement or understanding to which you are or were a party.

11.   Entire Agreement. Upon the Effective Date, this Engagement Letter supersedes all previous and contemporaneous communications, agreements and understandings between you

and the Company and constitutes the sole and entire agreement among you and the
Company pertaining to the subject matter hereof.

If the foregoing is acceptable to you, kindly sign and return to us one copy of this letter.

Sincerely yours,

PRIMUS ASSET MANAGEMENT, INC.

By: /s/ Thomas W. Jasper

AGREED TO AND ACCEPTED

By: /s/ Charles Truett